UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

October 4, 2022

Date of report (Date of earliest event reported)

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Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, New Jersey
500 College Road East, Suite 310 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2022, the Company announced that it has reorganized and streamlined its executive leadership team to align with its business plan to promote Twirla® (levonorgestrel and ethinyl estradiol) transdermal system growth.  As part of the changes, on October 4, 2022, the Board of Directors (the “Board”) of Agile Therapeutics, Inc. (the “Company”) appointed Geoffrey Gilmore, the Company’s current general counsel, to a new position of Chief Administrative Officer, effective as of November 1, 2022. In connection with this new position, Mr. Gilmore is entitled to a base salary of $450,000 and continues to be eligible to participate in the Company’s annual bonus plan.  Mr. Gilmore’s target annual bonus is 45% of his base salary.  The creation of the new role is intended to consolidate and streamline the Company’s G&A functions into one group.

On October 4, 2022, Dr. James Tursi informed the Board that he would retire as a Class I director, effective October 7, 2022. The Company does not intend to fill Dr. Tursi’s seat on the Board and therefore the size of the Board will be seven directors. The Company expressed gratitude to Dr. Tursi for his contributions to the Board and the Company. Dr. Tursi’s departure is not related to any disagreement with the Company or the Board regarding any matter related to the Company’s operations, policies or practices.  The board of directors is evaluating how it intends to fill Dr. Tursi’s committee assignments.

Item 8.01. Other Events.

On October 7, 2022, the Company issued a press release announcing that it has reorganized and streamlined its executive leadership team to align with its plan for growth. In addition to Mr. Gilmore’s appointment to Chief Administrative Officer and Dr. Tursi’s resignation from the Board, as described above, the Company announced that it has appointed Amy Welsh to serve as Chief Commercial Officer, effective November 1, 2022. The Company’s executive leadership team will also include Robert G. Conway, the Company’s Chief Corporate Planning and Supply Chain Officer, who will be responsible for the Company’s manufacturing and supply chain functions as well as corporate planning, and Paul Korner, M.D., M.B.A, the Company’s Chief Medical Officer, who will be responsible for the Company’s medical and research functions and will be part of the Company’s business development team.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 7, 2022.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: October 7, 2022	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairman and Chief Executive Officer